STATE OF NEVADA

ROSS MILLER
Secretary of State

OFFICE OF THE
SECRETARY OF STATE

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

Certified Copy

April 5, 2007

Job Number: C20070328-1567
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070213721-95	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070213721-95
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/28/2007 11:15 AM
	Entity Number E0238282007-9

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Quaibus Technology, Inc		
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Nevada Agency and Trust Company Name 50 West Liberty Street, Suite 880 (MANDATORY) Physical Street Address (OPTIONAL) Mailing Address	Reno City City	Nevada 89501 Zip Code State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value 20,000,000	Par value per share: $ 0.001	Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Hossein Khakbaz Mohseni Name 3120 Chaucer Ave Street Address 2. Houtan Homayounpour Name 7 Rue Jacques-Dalphin, 1227 Street Address 3. Name Street Address	North Vancouver City Carouge, Switzerland City City	BC V7K2C3 State Zip Code State Zip Code State Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Any lawful business under the state of Nevada		
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Hossein Khakbaz Mohseni Name 3120 Chaucer Ave Address	X [signature] Signature North Vancouver City	BC V7K2C3 State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company	23/03/2007 Date	

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **QUUIBUS TECHNOLOGY, INC**, did on March 28, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 5, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk